EXHIBIT 99

15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd
Executive Vice President/Chief Operating Officer
(440) 632-1666 Ext. 3219
jheslop@middlefieldbank.com

Middlefield Banc Corp. Reports Second Quarter Performance

MIDDLEFIELD, OHIO, July 17, 2003 tttt Middlefield Banc Corp. (Pink Sheets: MBCN) reported second quarter 2003 net income of $614,950, up 7.5% from the $571,923 earned during the same period last year. Year-to-date earnings were $1,267,696, representing an increase of 13.1% over the net income reported for the first six months of 2002. Diluted earnings per share for the second quarter and for the year-to-date are $0.53 and $1.09. These compare to the similar 2002 figures of $0.49 and $0.97, respectively.

Total assets increased 16.5% over the prior year, ending the second quarter of 2003 at $249.9 million as compared to $214.6 million at June 30, 2002. Net loans at June 30, 2003, were $179.9 million, up 10.9% from June 30, 2002. The investment portfolio also experienced growth between the two periods, being up 22.6% over the 2002 balance. Deposit totals were $206,115,632 at the end of the second quarter of 2003. This is an increase of 15.3% from the level at mid-year 2002.

Thomas G. Caldwell, President and CEO, in reviewing the results, noted, “We are pleased with our earnings and growth results for the first half of the year. The operating environment for financial institutions has been very difficult as interest rates remain at forty year lows. Additionally, we have added the extra expense of a new office.”

Caldwell continued, “It is our anticipation that the remainder of 2003 will find the economy continuing to improve, albeit at a sluggish rate. Our focus will be on minimizing risks while generating a proper level of income. Our commitment to our shareholders remains to provide them with a fair return, while generating conservative growth.”

Return on average assets (ROA) were 1.01% and 1.07%, respectively for the quarter and year-to-date, as compared to 1.10% for both periods of 2002. Return on average equity was 11.78% for the quarter and 11.75% for the first six months of 2003. This compares to 2002 figures of 12.00% and 11.37%. The company’s net interest margin for the quarter and year-to-date was 3.94%, being lower for both periods than the prior year. The efficiency ratio for the first six months of 2003 was 59.11%, which was 20 basis points higher than the comparable 2002 result.

Non-interest income showed a 26.2% increase for the quarter and a 16.4% upward movement for the six-month period. In addition to an increase in service charges, the primary factor responsible for the increased non-interest income was the purchase of bank-owned life insurance at the end of the first quarter of 2003.

Non-interest expense for the quarter was $1.6 million, compared to $1.3 million for the same period last year and $2.9 million for the first half of 2003, incrementally higher than the $2.6 million reported for the year-ago period. The increase in expenses primarily reflects normal salary adjustments, an increase in health insurance costs, the addition of a new office, as well as the introduction of a new logo and marketing image for the company and its subsidiary bank.

“Although our non-interest expense totals were above the levels that have been our norm, we recognize that the new office and new image will have some near term impact,” stated Donald L. Stacy, Treasurer and Chief Financial Officer. “However, both of these initiatives have been very positively received. We are especially pleased with the reception of our new logo and marketing campaign, as they better portray our abilities to deliver financial services and the overall dynamic nature of our company.”

Credit quality remained a strong focus for the company. For the quarter and year-to-date, the company has experienced a net recovery of loans charged off. Non-performing loan and non-performing asset levels, at June 30, 2003, were 0.28% and 0.20%, respectively. The comparable figures at the same point in 2002 were 0.32% and 0.24%. President and Chief Executive Officer Thomas G. Caldwell stated, “Although our local economies have encountered some difficulties in the first half of this year, we have brought extra attention to the quality of our loan portfolio. We believe that our underwriting standards and our attention to our local communities and customers has permitted us to keep our exposures at reasonable levels.”

Middlefield Banc Corp. is a financial holding company for The Middlefield Banking Company. Full-service banking offices are located in Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio.

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.

	Middlefield Banc Corp.
	Financial Highlights
	Quarterly Data
	(Dollars in thousands, except per share)

	June 2003	March 2003	June 2002

Earnings:
Net interest income	$2,175,419	$2,136,490	$1,986,880
Provision for loan losses	105,000	105,000	75,000
Non-interest income	358,102	276,037	283,715
Security (losses) gains	0	542	0
Non-interest expense	1,613,208	1,310,758	1,345,672
Federal income taxes	200,363	344,565	278,000

Net income	$614,950	$652,746	$571,923

Per share:
Basic earnings	0.53	0.56	0.49
Diluted earnings	0.53	0.56	0.49
Common dividends	0.20	0.20	0.18
Book value	19.61	19.06	17.84
Weighted average shares outstanding:
Basic	1,156,245	1,156,130	1,158,665
Diluted	1,159,275	1,158,478	1,159,196
Period end balance sheet:
Assets	$249,885,875	$240,086,224	$214,615,550
Securities	40,507,882	42,838,505	33,048,781
Total loans	182,418,551	179,433,233	164,357,893
Allowance for loan losses	2,512,866	2,389,612	2,162,043
Deposits	206,115,632	194,702,460	178,795,328
Total shareholders’ equity	22,709,943	22,028,677	20,668,699
Total capital ratio	9.09%	9.18%	9.63%
Average balance sheet:
Assets	$244,241,700	$231,844,604	$208,043,903
Earning assets	228,518,674	222,957,446	198,140,772
Loans	181,863,235	176,432,645	161,870,740
Deposits	200,987,836	189,227,570	174,476,490
Shareholders’ equity	20,882,567	21,379,486	19,063,491
Key ratios (%):
Return on average assets (ROA)	1.01%	1.13%	1.10%
Return on average shareholders’ equity (ROE)	11.78%	12.21%	12.00%
Net interest margin	3.94%	3.94%	4.12%
Net overhead	2.20%	1.86%	2.14%
Efficiency ratio	63.67%	54.32%	59.27%
Credit quality:
Non-accrual loans	$509,545	$551,000	$50,000
Restructured loans	0	0	0
90 day past due and accruing	0	132,000	475,000

Non-performing loans	509,545	683,000	525,000
Other real estate owned	0	0	0

Non-performing assets	$509,545	$683,000	$525,000

Charge-offs	$10,710	$17,609	$18,955
Recoveries	28,965	1,735	10,752

Net charge-offs (recoveries)	$(18,255)	$15,874	$8,203

Allowance for loan losses as a percent of period-end loans (%)	1.38%	1.33%	1.32%
Net charge-offs (annualized) as a percent of average loans (%)	-0.02%	0.04%	0.01%
Non-performing loans as a percent of loans	0.28%	0.38%	0.32%
Non-performing assets as a percent of assets	0.20%	0.28%	0.24%

	Middlefield Banc Corp.
	Financial Highlights
	Year-to-Date Data
	(Dollars in thousands, except per share)

	June 2003	March 2003	June 2002

Earnings:
Net interest income	$4,311,909	$2,136,490	$3,877,135
Provision for loan losses	210,000	105,000	150,000
Non-interest income	634,139	276,037	544,792
Security (losses) gains	542	542	0
Non-interest expense	2,923,966	1,310,758	2,605,094
Federal income taxes	544,928	344,565	546,000

Net income	$1,267,696	$652,746	$1,120,833

Per share:
Basic earnings	1.10	0.56	0.97
Diluted earnings	1.09	0.56	0.97
Common dividends	0.40	0.20	0.35
Book value	19.61	19.06	17.84
Weighted average shares outstanding:
Basic	1,156,188	1,156,130	1,158,427
Diluted	1,158,877	1,158,478	1,159,249
Period end balance sheet:
Assets	$249,885,875	$240,086,224	$214,615,550
Securities	40,507,882	42,838,505	33,048,781
Total loans	182,418,551	179,433,233	164,357,893
Allowance for loan losses	2,512,866	2,389,612	2,162,043
Deposits	206,115,632	194,702,460	178,795,328
Total shareholders’ equity	22,709,943	22,028,677	20,668,699
Total capital ratio	9.09%	9.18%	9.63%
Average balance sheet:
Assets	$237,073,107	$231,844,604	$203,625,183
Earning assets	225,224,016	222,957,446	194,858,603
Loans	178,782,048	176,432,645	157,931,380
Deposits	194,162,968	189,227,570	171,040,454
Shareholders’ equity	21,581,058	21,379,486	19,722,881
Key ratios (%):
Return on average assets (ROA)	1.07%	1.13%	1.10%
Return on average shareholders’ equity (ROE)	11.75%	12.21%	11.37%
Net interest margin	3.94%	3.94%	4.08%
Net overhead	2.03%	1.86%	2.11%
Efficiency ratio	59.11%	54.32%	58.91%
Credit quality:
Non-accrual loans	$509,545	$551,000	$50,000
Restructured loans	0	0	0
90 day past due and accruing	0	132,000	475,000

Non-performing loans	509,545	683,000	525,000
Other real estate owned	0	0	0

Non-performing assets	$509,545	$683,000	$525,000

Charge-offs	$28,319	$17,609	$91,103
Recoveries	30,700	1,735	40,894

Net charge-offs (recoveries)	$(2,381)	$15,874	$50,209

Allowance for loan losses as a percent of period-end loans (%)	1.38%	1.33%	1.32%
Net charge-offs (annualized) as a percent of average loans (%)	0.00%	0.04%	0.06%
Non-performing loans as a percent of loans	0.28%	0.38%	0.32%
Non-performing assets as a percent of assets	0.20%	0.28%	0.24%

	Middlefield Banc Corp.
	Consolidated Statements of Income
	Quarterly Data
	(Dollars in thousands, except per share data)

	June 2003	March 2003	June 2002

INTEREST INCOME
Loans (including fees)	$3,209,192	$3,129,988	$3,078,538
Deposits in other institutions	4,719	7,101	13,627
Securities:
Taxable	275,853	308,608	296,483
Exempt from federal income taxes	113,502	119,590	101,085
Federal funds sold and other temp. investments	9,906	9,307	0
Dividends on FHLB stock	12,926	12,929	9,407

Total interest income	3,626,098	3,587,523	3,499,140
INTEREST EXPENSE
Deposits	1,236,828	1,245,359	1,356,054
Federal funds purchased and securities sold under agreement to repurchase	1,049	2,290	2,274
Federal Home Loan Bank advances	212,802	203,384	153,932

Total interest expense	1,450,679	1,451,033	1,512,260

Net interest income	2,175,419	2,136,490	1,986,880
Provision for loan losses	105,000	105,000	75,000

Net interest income after provision for loan losses	2,070,419	2,031,490	1,911,880
NON-INTEREST INCOME
Service charges on deposit accounts	251,910	238,651	244,138
Security gains (losses)	0	542	0
Other operating income	106,192	37,386	39,577

Total non-interest income	358,102	276,579	283,715
NON-INTEREST EXPENSE
Salaries and employee benefits	810,919	646,471	659,858
Net occupancy	106,492	98,552	87,960
Equipment	57,586	80,026	81,167
Data processing costs	70,958	116,472	84,163
Ohio state franchise tax	75,000	75,050	67,500
Other expense	492,253	294,187	365,024

Total non-interest expense	1,613,208	1,310,758	1,345,672

Income before federal income taxes	815,313	997,311	849,923
Income tax expense	200,363	344,565	278,000

Net income	$614,950	$652,746	$571,923

NET INCOME PER COMMON SHARE:
Basic	$0.53	$0.56	$0.49
Diluted	$0.53	$0.56	$0.49

	Middlefield Banc Corp.
	Consolidated Statements of Income
	Year-to-Date Data
	(Dollars in thousands, except per share data)

	June 2003	March 2003	June 2002

INTEREST INCOME
Loans (including fees)	$6,339,180	$3,129,988	$6,078,155
Deposits in other institutions	11,820	7,101	30,063
Securities:
Taxable	584,461	308,608	581,569
Exempt from federal income taxes	233,092	119,590	210,616
Federal funds sold and other temp. investments	19,213	9,307	0
Dividends on FHLB stock	25,855	12,929	25,060

Total interest income	7,213,621	3,587,523	6,925,463
INTEREST EXPENSE
Deposits	2,482,187	1,245,359	2,744,626
Federal funds purchased and securities sold under agreement to repurchase	3,339	2,290	3,546
Federal Home Loan Bank advances	416,186	203,384	300,156

Total interest expense	2,901,712	1,451,033	3,048,328

Net interest income	4,311,909	2,136,490	3,877,135
Provision for loan losses	210,000	105,000	150,000

Net interest income after provision for loan losses	4,101,909	2,031,490	3,727,135
NON-INTEREST INCOME
Service charges on deposit accounts	490,561	238,651	467,048
Security gains (losses)	542	542	0
Other operating income	143,578	37,386	77,744

Total non-interest income	634,681	276,579	544,792
NON-INTEREST EXPENSE
Salaries and employee benefits	1,457,390	646,471	1,251,923
Net occupancy	205,044	98,552	175,202
Equipment	137,612	80,026	164,375
Data processing costs	187,430	116,472	169,131
Ohio state franchise tax	150,050	75,050	135,050
Other expense	786,440	294,187	709,413

Total non-interest expense	2,923,966	1,310,758	2,605,094

Income before federal income taxes	1,812,624	997,311	1,666,833
Income tax expense	544,928	344,565	546,000

Net income	$1,267,696	$652,746	$1,120,833

NET INCOME PER COMMON SHARE:
Basic	$1.10	$0.56	$0.97
Diluted	$1.09	$0.56	$0.97

	Middlefield Banc Corp.
	Consolidated Balance Sheets
	(Dollars in thousands)

	June 2003	March 2003	June 2002

ASSETS
Cash and due from banks	$6,102,703	$5,408,657	$6,268,312
Federal funds sold and other temp. investments	8,809,402	574,402	4,299,066
Securities:
Available for sale	37,241,937	38,050,327	25,423,981
Held to maturity	3,265,945	4,788,178	7,624,800

Total securities	40,507,882	42,838,505	33,048,781
Loans:	182,418,551	179,433,233	164,357,893
Less: reserve for loan losses	2,512,866	2,389,612	2,162,043

Net loans	179,905,685	177,043,621	162,195,850
Premises and equipment	6,908,111	6,720,069	6,328,866
Accrued interest receivable and other assets	7,652,092	7,500,970	2,474,675

Total assets	$249,885,875	$240,086,224	$214,615,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$29,595,597	$25,281,315	$26,039,948
Demand — interest bearing	21,096,468	23,300,237	16,968,316
Savings	54,867,549	51,377,777	46,806,973
Time deposits	100,556,018	94,743,131	88,980,091

Total deposits	206,115,632	194,702,460	178,795,328
Federal funds purchased and securities sold under agreements to repurchase	399,176	2,389,576	1,095,161
Accrued expenses and other liabilities	667,174	782,594	907,721
Federal Home Loan Bank advances	19,993,950	20,182,917	13,148,641

Total liabilities	227,175,932	218,057,547	193,946,851
Shareholders’ equity:
Common stock, no par value; 5,000,000 shares authorized	8,006,055	7,944,216	7,735,893
Retained earnings	15,856,470	15,472,547	14,116,847
Accumulated other comprehensive income	592,327	356,823	292,399
Treasury stock	(1,744,909)	(1,744,909)	(1,476,440)

Total shareholders’ equity	22,709,943	22,028,677	20,668,699

Total liabilities and shareholders’ equity	$249,885,875	$240,086,224	$214,615,550

Miscellaneous data:
Common shares issued	1,213,255	1,211,162	1,204,473
Treasury shares	55,309	55,309	45,722
Bank owned life insurance (in other assets)	$5,068,286	$5,000,000	$0